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                                                                      EXHIBIT 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 333-91227 on Form N-1A of Mercury Large Cap Series Funds, Inc. of our reports dated as indicated below, on each of the Funds and on each of their respective Portfolios, appearing in each Fund's October 31, 2000 Annual Report.

Date of our Report        Name
--------------------      ------------------------------------

December 7, 2000          Mercury Large Cap Core Fund
December 7, 2000          Master Large Cap Core Portfolio

December 8, 2000          Mercury Large Cap Growth Fund
December 8, 2000          Master Large Cap Growth Portfolio

December 11, 2000         Mercury Large Cap Value Fund
December 11, 2000         Master Large Cap Value Portfolio

We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
-----------------------------

Princeton, New Jersey

February 26, 2001